UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 22, 2008
CITIZENS FIRST BANCORP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-32041	38-3573852

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

525 Water Street, Port Huron, Michigan	48060

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (810) 987-8300
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
       On May 22, 2008, shareholders of the Company ratified the Amended and Restated Citizens First Bancorp, Inc. Employee Stock Purchase Plan (the “Plan”), which was adopted by the Company’s Board of Directors on January 24, 2008. The Plan promotes employee ownership by allowing employees to purchase stock in the Company through elective payroll deductions of between 1% and 15% of their compensation. Under the plan, payroll deductions accumulate and are used to purchase Company stock at the end of each semi-annual Offering Period.
     The Plan is intended to qualify as an Employee Stock Purchase Plan as defined in Section 423 of the Internal Revenue Code. Section 423 permits discounts of up to 15% off the fair market value of the stock. The discount is not treated as taxable income to the employee at the time of the grant of the right to purchase the stock or at the time the stock is purchased. The Board will determine what, if any, discount will be offered during each Offering Period, in order to promote the goals of the Plan. The discount for the first Offering Period is 10%. All employees who have been employed by the Company for at least three months and work more than 20 hours per week are eligible to participate in the Plan, except for seasonal employees and highly compensated employees who are also senior officers of the Company.
     The maximum number of shares of Common Stock that may be purchased through the Plan is 250,000, which shares were registered for issuance with the Securities and Exchange Commission on Form S-8 on February 29, 2008.
     The Board of Directors of the Company has reserved the right to terminate or amend the Plan if it determines that doing so is in the best interest of the Company or its shareholders. The Board of Directors may also alter the purchase price, including the price under an Offering Period which is already underway and may shorten any Offering Period, including that of one already underway. An employee may withdraw payroll deductions and terminate that employee’s subscription agreement up to 15 days prior to the end of each Offering Period.
     The foregoing description is qualified in its entirety by reference to the full text of the Plan document, a copy of which is furnished herewith as Exhibit 10. Capitalized terms not otherwise defined herein have the same meaning as provided in the Plan document.
Item 8.01. Other Events.
     On May 22, 2008, the Company held its annual meeting of stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders elected each of the following individuals to a three-year term on the Company’s Board of Directors: Dan L. DeGrow, Ronald W. Cooley and Daniel G. Lockwood. The stockholders also ratified the appointment by the Company’s Audit Committee of BDO Seidman, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2008, and approved the Company’s Amended and Restated Employee Stock Purchase Plan that was initially adopted by the Company’s Board of Directors on January 24, 2008.
     The Company also issued a press release on May 23, 2008 announcing the results of the

Annual Meeting, a copy of which is furnished herewith as Exhibit 99.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
The following exhibits are furnished herewith:

Exhibit
Number	Exhibit Description

10	Citizens First Bancorp, Inc. Employee Stock Purchase Plan (Incorporated by reference to Exhibit 4 of Registrant’s Form S-8 filed with the Commission on February 29, 2008)

99	Press Release dated May 23, 2008 announcing the results of the 2008 annual meeting of shareholders
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized

Date: May 23, 2008	CITIZENS FIRST BANCORP, INC.
	By:	/s/ Marshall J. Campbell
Marshall J. Campbell
Chairman, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Exhibit Description

10	Citizens First Bancorp, Inc. Employee Stock Purchase Plan (Incorporated by reference to Exhibit 4 of Registrant’s Form S-8 filed with the Commission on February 29, 2008)

99	Press Release dated May 23, 2008 announcing the results of the 2008 annual meeting of shareholders